Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-137152 and No. 333-152145) pertaining to the Hill International, Inc. 401(k) Retirement Savings Plan of our report dated June 25, 2012, in this Annual Report on Form 11-K of the Hill International, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2011.

JENNIFER L. ANDERSON LLC

/s/ JENNIFER L. ANDERSON LLC

Moorestown, New Jersey
June 25, 2012